UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2021 (January 31, 2021)

AMALGAMATED FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	To be assigned	85-2757101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
275 Seventh Avenue, New York, New York    10001
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 895-8988
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTES
Amalgamated Financial Corp., a Delaware public benefit corporation (the “Company”), was formed to serve as the holding company for Amalgamated Bank, a New York state-chartered bank and trust company (the “Bank”), as part of a reorganization (the “Reorganization”) whereby each share of Class A common stock of the Bank will be automatically converted into one share of the Company’s common stock. As of February 3, 2021, the date of this Current Report on Form 8-K/A, the Reorganization has not been completed and the Company had no assets or liabilities, and had not conducted any business other than that of an organizational nature.
This Current Report on Form 8-K/A amends and restates in its entirety the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on February 2, 2021, which inadvertently omitted certain information related to the Company, including that Lynne P. Fox was also appointed to serve as Interim President and Chief Executive Officer of the Company and inadvertently referenced the Bank’s prior disclosure on its Current Report on Form 8-K, rather than the Company’s.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on October 14, 2020, effective January 31, 2021, Keith Mestrich resigned from his positions as President and Chief Executive Officer of the Company and the Bank and as a director of the Company and the Bank. Effective February 1, 2021, Mr. Mestrich transitioned to the role of a special advisor to the boards of directors of the Company and the Bank until July 31, 2021.

Consistent with the previously announced succession plan, effective February 1, 2021, the boards of directors of the Company and the Bank have appointed Lynne P. Fox to succeed Mr. Mestrich as Interim President and Chief Executive Officer of the Company and the Bank while the search continues for Mr. Mestrich’s successor. Ms. Fox, age 63, has been a director of the Bank since February 2000, Chair of the Bank’s board of directors since May 2016, and a director and Chair of the Company’s board of directors since its inception on August 25, 2020. Ms. Fox has intimate knowledge of the Bank, its operations and culture, and is well acquainted with our management team. Ms. Fox is an attorney and since May 2016 has served as the President and Chair of the General Executive Board of Workers United, which, along with certain of its affiliates, owns approximately 41% of the Bank’s common stock. Before that, she served as an Executive Vice President of Workers United from March 2009 to May 2016.

Ms. Fox’s compensation for serving as Interim President and Chief Executive Officer has not yet been determined. Ms. Fox has no family relationship with any director or executive officer of the Company. The information required by Item 404(a) of Regulation S-K regarding related party transactions with Ms. Fox can be found in the Bank’s most recent definitive proxy statement on Schedule 14A that was filed with the Federal Deposit Insurance Corporation on March 19, 2020 and available as Exhibit 99.5 to the Company’s Registration Statement on Form S-4EF filed with the SEC on September 8, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AMALGAMATED FINANCIAL CORP.
By:    /s/ Andrew LaBenne
Name:    Andrew LaBenne
Title:    Chief Financial Officer

Date: February 3, 2021